UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _)

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5) Total fee paid:
Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
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Subject: ACTION:  Alcoa 2013 Proxy Statement and 2012 Annual Report – Vote Your Savings Plan Shares Today

Dear Alcoa Shareholder:

You are receiving this email because you are entitled to instruct the trustee under an Alcoa savings plan as to how to vote the shares of Alcoa common stock held in your plan account at Alcoa’s 2013 Annual Meeting of Shareholders.  It is very important that you vote to play a part in the future of Alcoa.  Please carefully review the proxy materials for the 2013 Annual Meeting of Shareholders and follow the instructions below to cast your vote in advance of the meeting.

2013 ALCOA INC. ANNUAL MEETING OF SHAREHOLDERS

The annual meeting will take place on Friday, May 3, 2013 at 9:30 a.m. EDT at the Fairmont Hotel, 510 Market Street, Pittsburgh, PA.  Shareholders holding shares of Alcoa common stock as of February 4, 2013, the record date for the meeting, are entitled to vote.

VIEW MATERIALS

Before you submit your voting instructions, we encourage you to read the 2013 Proxy Statement and the 2012 Annual Report.  These materials can be accessed by clicking on the links below:

Click Here for the 2013 Proxy Statement
Click Here for the 2012 Annual Report

If you want paper copies of the Proxy Statement and Annual Report, click this link: Requests for Hard Copies

VOTING INSTRUCTIONS

To vote the shares in your savings plan account, you must provide the trustee of the savings plan with your voting instructions in advance of the meeting.  You cannot vote your savings plan shares in person at the annual meeting (although you can certainly attend); the trustee is the only one who can vote your savings plan shares.   The trustee will vote your shares as you have instructed.  If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted.  To allow sufficient time for voting by the trustee, your voting instructions must be received by 6:00 a.m. EDT on May 1, 2013.  GIVE YOUR VOTING INSTRUCTIONS TO THE TRUSTEE TODAY.

Return your voting instructions by any of the following ways:

Internet. Click Here to Submit Your Voting Instructions or open your browser and enter www.cesvote.com
Telephone. Call the following toll-free number: 1-888-693-8683

Mail.  Click here to request a proxy card be sent to you by mail. Your proxy card will be mailed to the address specified in the savings plan administrator’s records.  Fill out your proxy card, sign it and return it in the envelope provided.

In order to enter the voting website, access the telephone voting system or request a proxy card by mail, you must provide your control number.

Your Control Number is:

Attending the Annual Meeting

If you indicate when you vote online or via telephone that you wish to attend the meeting, an admission ticket will be mailed to you.  If you requested a proxy card by mail, an admission ticket will be attached to the proxy card mailed to you.

Thank you in advance for providing your voting instructions before the 6:00 a.m. EDT May 1, 2013 deadline.